Exhibit 10.4.4

THIRD AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of this 9th day of January, 2006 by and between A.D.A.M., Inc., a Georgia corporation (the “Company”) and Kevin S. Noland, an individual resident of the State of Georgia (“Employee”).

RECITALS:

                WHEREAS, the Company and Employee entered into that certain Employment Agreement, dated as of February 21, 2002, as amended by a First Amendment to Employment Agreement dated March 14, 2005 and a Second Amendment to Employment Agreement dated October 3, 2005 (the “Original Employment Agreement”); and

                WHEREAS, the parties wish to make certain amendments to certain provisions of the Original Employment Agreement and to memorialize such amendments hereby;

                NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.             The second Recital of the Original Employment Agreement is hereby deleted in its entirety and replaced with the following language:

“WHEREAS, the Company desires to employ the Employee as its President and Chief Executive Officer (“CEO”), and Employee desires to accept such employment with the Company, all in accordance with the terms and conditions hereinafter set forth;”

2.             Section 1 of the Original Employment Agreement is hereby deleted in its entirety and replaced with the following language:

“1.           Employment and Duties.

(a)           Subject to the terms and conditions set forth in this Agreement, the Company hereby agrees to employ the Employee, and the Employee hereby agrees to serve the Company, as the CEO of the Company. In performing his duties hereunder, the Employee shall report to and be directly responsible to the Board of Directors of the Company.

(b)           During the term of this Agreement, the Employee shall, for the benefit of the Company, use his skills, knowledge, and specialized training to perform the duties and exercise the powers, functions, and discretion incident to his position as CEO of the Company or which from time to time, consistent with such position, may be assigned to or vested in him by the Board of Directors, in an efficient and competent manner and on such terms and subject to such restrictions as the Board of Directors may from time to time impose.

(c)           During the term of this Agreement, the Employee shall perform his duties hereunder at the Company’s then current headquarters or as otherwise directed by the Board of Directors from time to time.

(d)           During the term of this Agreement, the Employee agrees to devote his full business time, energy, and skill to the business of the Company, and to the fulfillment of the Employee’s obligations under this Agreement. In addition to the foregoing and not in limitation thereof, during the term hereof, the Employee shall not carry on, engage in, or otherwise be interested in, directly or indirectly, any other business or activity that would result in a conflict of interest with the Company’s business or that would materially adversely affect the Employee’s ability to perform his duties as set forth in this Agreement.”

3.             The words “CEO or” are hereby deleted from Sections 3(a) and 6(g) of the Original Employment Agreement.

4.             This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.             Except as set forth above, the Original Employment Agreement shall continue as set forth immediately prior to the effectuation of the amendments set forth herein, and by its execution hereof, each of the parties hereto hereby confirms its agreement to the terms of the Original Employment Agreement as amended hereby.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

THE COMPANY

A.D.A.M., INC.
By: /s/ Francis J. Tedesco
Francis J. Tedesco
Chairman, Compensation Committee of the Board of Directors

EXECUTIVE
/s/ Kevin S. Noland
Kevin S. Noland